As filed with the Securities and Exchange Commission on October 15, 2014

Registration Nos. 333-149717 and 333-156922

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1 TO

FORM S-8

REGISTRATION STATEMENTS

Under

THE SECURITIES ACT OF 1933

SIMS METAL MANAGEMENT LIMITED

(Exact name of registrant as specified in its charter)

Victoria, Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16 West 22nd Street

10th Floor

New York, New York 10010

(Address, including zip code, of registrant’s principal executive offices)

Sims Group Limited Transition Incentive Stock Plan

Long Term Incentive Plan (as amended October 23, 2008)

Employment Agreements with Certain U.S. Employees

(Full title of the plans)

16 West 22nd Street

10th Floor

New York, New York 10010

Attention: Scott Miller

(212) 604-0710

(Name, address, and telephone number, including area code, of agent for service)

with a copy to:

Frank M. Moratti

Company Secretary and General Counsel

Sir Joseph Banks Corporate Park

Suite 3, Level 2,

32-34 Lord Street

Botany, NSW 2019, Australia

(61 2) 8113 1600

Termination of Registration

Registration Statements Nos. 333-149717 and 333-156922 on Form S-8 (the “Registration Statements”) covered ordinary shares of Sims Metal Management Limited (the “Registrant”), issuable by the Registrant pursuant to the Sims Group Limited Transition Incentive Stock Plan, Long Term Incentive Plan (as amended October 23, 2008) and Employment Agreements with Certain U.S. Employees.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings thereunder, the Registrant hereby removes from registration all ordinary shares registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, as of October 15, 2014.

SIMS METAL MANAGEMENT LIMITED

By:	/s/ Frank M. Moratti
Frank M. Moratti
Company Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the indicated capacities as of October 15, 2014.

.

Signature	Title
/s/ Galdino Claro	Chief Executive Officer and Managing Director
Galdino Claro	(Principal Executive Officer)

/s/ Amit Patel	Interim Chief Financial Officer and Chief Accounting Officer
Amit Patel	(Principal Financial and Accounting Officer)

/s/ Geoffrey N Brunsdon	Chairman of the Board of Directors
Geoffrey N. Brunsdon

/s/ Robert J. Bass	Director
Robert J. Bass

/s/ Norman R. Bobins	Director
Norman R Bobins

/s/ John T. DiLacqua	Director
John T. DiLacqua

/s/ Gerald E. Morris	Director
Gerald E. Morris

/s/ Chris Renwick	Director
Chris Renwick

/s/ Heather Ridout	Director
Heather Ridout

/s/ Tom Sato	Director
Tom Sato

/s/ Jim Thompson	Director
Jim Thompson

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